News Release Contact:	Mike Madden

Vice President & CFO

(615) 872-4995

KIRKLAND’S REPORTS THIRD QUARTER RESULTS
Pre-Tax Loss within Previous Guidance Range
Accelerates Cost Savings Initiatives and Plans for Store Count Reductions
Announces New Guidance Policy for 2008

JACKSON, Tenn. (November 30, 2007) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week and 39-week periods ended November 3, 2007.

Net sales for the 13-week period ended November 3, 2007, were $88.7 million compared with $95.8 million for the 13-week period ended October 28, 2006. Comparable store sales for the third quarter of fiscal 2007 decreased 12.1% compared with a 6.7% comparable store sales decrease in the prior-year quarter. Comparable store sales in mall stores declined 13.1% for the third quarter while comparable store sales in off-mall stores declined 11.3%. The Company opened 8 stores and closed 1 store during the quarter ending the quarter with 354 stores.

Net sales for the 39-week period ended November 3, 2007, were $258.4 million compared with $279.4 million for the 39-week period ended October 28, 2006. Comparable store sales for the 39 weeks ended November 3, 2007, decreased 13.8% compared with a 7.0% decrease in the prior-year period. Comparable store sales in mall stores declined 15.7% while comparable store sales in off-mall stores declined 12.1%. The Company opened 26 stores and closed 21 stores during the 39-week period.

The Company reported a net loss of $10.7 million, or $0.55 per share, for the third quarter of fiscal 2007 compared with a net loss of $2.9 million, or $0.15 per share, for the third quarter of fiscal 2006. The results for the quarter included a pre-tax severance charge of $965,000, or $0.04 per share, related to corporate staff reductions, and pre-tax expenses of approximately $446,000, or $0.02 per share, related to the opening of the Company’s sales support office in Nashville, Tennessee. In addition, the results for the third quarter included an income tax provision of $1.8 million despite a pre-tax loss of $8.8 million for the quarter as the Company adjusted its annual effective tax rate from the 35.5% projected at the end of the second quarter to 22%. This change in estimate resulted in a decrease of $4.9 million, or $0.25 per share, to the tax benefit recorded to date and a corresponding increase in the net loss for the quarter. The Company’s guidance for the third quarter had assumed an income tax rate of 35.5%, which, excluding the pre-tax severance charge, would have equated to a loss of $0.26 per share for the third quarter of fiscal 2007.

Robert Alderson, Kirkland’s Chief Executive Officer, said, “The results for the quarter were in line with what we had expected on a pre-tax basis as we continued to manage through some first half merchandise miscues and maintain competitiveness through greater than planned promotional activity and markdowns. Merchandise margins were impacted as we cleared out unproductive inventory, but we made great strides in improving our operating cost structure with significant across-the-board headcount reductions and other cost savings that will impact the fourth quarter and 2008.

“While our merchandising team remains focused on maximizing the fourth quarter, we are also working in the first half of 2008 on identifying key items that deliver value, improving store presentation, and executing better to gain headway in a retail environment likely to remain promotional. We have also strengthened Kirkland’s in other important areas. We have increased our borrowing capacity, maintained very tight inventory controls, and accelerated operating cost saving initiatives and store count reductions for the balance of the year and 2008. We expect to report progress on all of these fronts on a quarterly basis over the next year.”

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805 N. Parkway ¦ Jackson, Tennessee 38305 ¦ (731) 668-2444

KIRK Reports Third Quarter Results
Page
November 30, 2007

New Sales and Earnings Guidance Policy
The Company also announced that effective with the third quarter’s results it will discontinue the practice of issuing sales and earnings guidance and will report quarterly sales in conjunction with its quarterly earnings results.

Investor Conference Call and Web Simulcast
Kirkland’s will host a conference call on November 30, 2007, at 11:00 a.m. ET to discuss its results of operations for the third quarter of fiscal 2007. The number to call for this interactive teleconference is (913) 981-4910. A replay of the conference call will be available through December 7, 2007, by dialing (719) 457-0820 and entering the confirmation number, 4183356.

The live broadcast of Kirkland’s quarterly conference call will be available online at the Company’s website, www.kirklands.com, or at http://www.videonewswire.com/event.asp?id=42635 on November 30, 2007, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue through December 7, 2007.

Kirkland’s, Inc. was founded in 1966 and is a leading specialty retailer of home décor in the United States.  Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 358 stores in 37 states.  The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products.  The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise.  More information can be found at www.kirklands.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on May 2, 2007. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRK Reports Third Quarter Results

November 30, 2007

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)

	13 Weeks Ended
	November 3,	October 28,
	2007	2006
Net sales	$88,743	$95,802
Cost of sales	63,980	66,994

Gross profit	24,763	28,808
Operating expenses:
Other operating expenses	27,121	28,684
Depreciation and amortization	4,862	4,464
Impairment charge	—	688
Relocation expenses	446	—
Severance charge	965	—

Operating loss	(8,631)	(5,028)
Interest expense	210	95
Other income	(34)	(73)

Loss before income taxes	(8,807)	(5,050)
Income tax provision (benefit)	1,843	(2,117)

Net loss	$(10,650)	$(2,933)

Loss per share:
Basic	$(0.55)	$(0.15)

Diluted	$(0.55)	$(0.15)

Shares used to calculate loss per share:
Basic	19,525	19,444

Diluted	19,525	19,444

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KIRK Reports Third Quarter Results

November 30, 2007

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)

	39 Weeks Ended
	November 3,	October 28,
	2007	2006
Net sales	$258,416	$279,366
Cost of sales	187,611	200,839

Gross profit	70,805	78,527
Operating expenses:
Other operating expenses	84,204	84,368
Depreciation and amortization	14,744	13,100
Store impairment charges	813	688
Relocation expenses	1,208	—
Severance charge	965	—
Post-employment benefit charge	—	728

Operating loss	(31,129)	(20,357)
Interest expense	394	180
Interest income	(180)	(130)
Other income	(65)	(412)

Loss before income taxes	(31,278)	(19,995)
Income tax benefit	(3,882)	(8,464)

Net loss	$(27,396)	$(11,531)

Loss per share:
Basic	$(1.40)	$(0.59)

Diluted	$(1.40)	$(0.59)

Shares used to calculate loss per share:
Basic	19,503	19,418

Diluted	19,503	19,418

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KIRK Reports Third Quarter Results

November 30, 2007

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

	November 3, 2007	February 3, 2007
ASSETS
Current assets:
Cash and cash equivalents	$316	$25,358
Inventories, net	62,778	44,790
Other current assets	14,223	8,072

Total current assets	77,317	78,220
Property and equipment, net	67,386	71,314
Other long-term assets	2,223	1,932

Total assets	$146,926	$151,466

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving line of credit	$20,813	$—
Accounts payable	24,157	20,572
Other current liabilities	23,318	26,792

Total current liabilities	68,288	47,364
Deferred rent and other long-term liabilities	37,379	36,120

Total liabilities	105,667	83,484

Net shareholders’ equity	41,259	67,982

Total liabilities and shareholders’ equity	$146,926	$151,466

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